EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


      Company Name                                    State of Incorporation
      ------------                                    ----------------------


Einstein Computer Corp.                                        Florida

Legal Club.com, Inc. (f/k/a And Justice for All)               Florida

Legal Club Financial Corp. (d.b.a. Einstein Communications)    Florida

National Association of Networked Attorneys, Inc.              Florida


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